UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Dell Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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•	The following note was communicated today to Dell employees

An update on Dell’s agreement to go private

To: Global Dell Team

A month ago we announced a definitive agreement under which Michael and global technology investment firm Silver Lake, will acquire Dell and take it private.

As expected, this proposed transaction has generated significant interest and commentary from media, investors and other stakeholders. There will continue to be speculation, conjecture and uncertainty as the process moves forward. We want to assure you that this is all part of the process being led by our Board of Directors, and we ask that you keep these developments in proper perspective and keep in mind the following.

Today, we remain a publicly-traded company and will continue to operate as such on behalf of our stockholders. It is important to remain focused on serving our customers, providing them a superior experience and the products and solutions to help them do and achieve more.

We understand you may have many questions and recognize this potential transaction could create uncertainty, especially about how it might impact you personally. We have provided a brief FAQ below to address some of your most common questions. We will continue to communicate with you in an open, honest and transparent manner.

We are committed to being a best-in-class solutions provider, and as a private company will be better able to shape our long-term vision for the future of technology — and the ways it can help all our customers achieve their goals.

This is an exciting new chapter in Dell’s transformation. We are making great progress, and we have much more opportunity in front of us.

Note: Materials about this proposed transaction are archived internally on this SharePoint site. An updated English version of the sales talking points were posted there today.

Team member FAQs

1.	There has been a lot of news coverage of the potential transaction. What are the next steps in the process?

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The Special Committee is currently managing a 45-day “go-shop” period, during which the Special Committee – with the assistance of its independent financial and legal advisors – will actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer alternative proposals. The 45-day “go-shop” period concludes on March 22 and the Special Committee will be permitted to continue discussions and enter into or recommend a transaction with any person or group that submitted a qualifying proposal during the 45-day period.

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In addition to the requirement that the holders of a majority of the Company’s outstanding shares vote in favor of the transaction, which will be sought at a special stockholder meeting, the transaction must be approved by the holders of a majority of the Company’s outstanding shares, excluding shares held by Michael and certain members of Dell’s management and Board of Directors.

2.	When will the transaction be completed?

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Following the go-shop process, the transaction is expected to close before the end of the second quarter of Dell’s FY14, subject to approval by a majority of the outstanding Dell shares, excluding shares owned by Michael or certain members of Dell’s management and Board of Directors, as well as the satisfaction of customary closing conditions.

3.	Will there be organizational changes?

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Until the transaction closes, we remain a publicly-traded company and will continue to report quarterly financial results. Our focus remains on serving our customers, providing them a superior experience and the products and solutions to help them do and achieve more.

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Our FY14 business plan remains unchanged and we must continue to execute against it. We are continuing to implement our productivity and efficiency program targeting $2 billion in opportunity across the company.

4.	What does it mean to cease being a public company and operate as a private company?

•	Upon closing of this transaction, which is subject to shareholder approvals and other customary closing conditions, Dell will be owned by Michael and Silver Lake.

•	Our brand, purpose and values remain unchanged. You still work for the same company with the same manager in the same building and serve the same customers.

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As a private company, our stock will no longer be traded on the NASDAQ stock exchange, ownership will no longer be available to public investors and we will no longer be subject to NASDAQ rules and regulations and most public company reporting requirements.

5.	Can I sell my shares of Dell now? Can I exercise options and sell them now?

Team members are free to trade in Dell stock and exercise options except during companywide blackout periods. Team members who are subject to trading restrictions due to their role in the company or involvement in special projects must obtain prior approval from Robert Lindsey, our SEC counsel.

•	The following document was delivered today to Dell account executives

You may have seen recent news coverage on the proposed transaction. As expected, this proposed transaction has generated significant interest and commentary from media, investors and other stakeholders. We want to assure you that this is all part of the process being led by our Board of Directors. It will not distract us from our purpose and what we do every day for customers. We remain committed to serving you, providing you a superior experience and the products and solutions to help you do and achieve more.

•	There will continue to be speculation, conjecture and uncertainty as the proposed transaction moves forward.

•	We are committed to completing this transaction as seamlessly as possible, so that you are not impacted in any way.

•	Michael Dell will continue to serve as chairman and CEO. He is a strong and experienced leader. The current senior leadership team remains the same.

•	We believe this potential transaction strengthens our capabilities to bring you industry-leading, distinctive, simplified and easy-to-manage solutions.

•	We will continue significant investments in our products and services, to bring you innovative, new solutions.

•	We will continue developing solutions that work for all of our customers, including large, global enterprises, growing companies, independent businesses, and individuals and families.

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 3, 2012, which was filed with the SEC on March 13, 2012, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. These materials do not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.